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                    [letterhead of Deloitte & Touche LLP]


                                                   Exhibit 23(a) to Form S-8


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Laclede Group, Inc. on Form S-8 of our reports dated November 15, 2001 (November 29, 2001 as to Note 14) and January 11, 2002, appearing in the Annual Report on Form 10-K of The Laclede Group, Inc. for the year ended September 30, 2001 and in the Annual Report on Form 11-K of Laclede Gas Company Salary Deferral Savings Plan for the year ended September 30, 2001, respectively.


/s/ Deloitte & Touche LLP


St. Louis, Missouri
June 11, 2002